CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-285188 on Form S-6 of our report dated April 2, 2025, relating to the financial statement of FT 12143, comprising Dow Jones Global Titans Portfolio, Series 48, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 2, 2025